EXHIBIT 16

INGENIUM
Simplifying complexity

November 11, 2015

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street NE, Mail Stop 6010
Washington DC 20549

Ladies and Gentlemen:

We have reviewed the disclosures concerning Ingenium Accounting Associates made by Golden Eagle International, Inc. in Item 4.01 of its Current Report on Form 8-K, and we are in agreement with such disclosures.

Sincerely,

/s/ Ingenium Accounting Associates

4755 Caughlin Parkway, Suite A, Reno, NV  89519
Office 775-827-2312  Fax 775-827-1774  info@IngeniumCPA.com